EXHIBIT (b)1(h)

             AMENDMENT TO THE BY-LAWS ADOPTED BY THE DIRECTORS OF
                  MASON STREET FUNDS, INC. ON AUGUST 7, 2003


RESOLVED, that Article VIII of the By-Laws of the Corporation is hereby amended to read as follows, effective August 7, 2003:

ARTICLE VIII:  INVESTMENT OBJECTIVES AND RESTRICTIONS.

      8.01. Objectives of the Index 500 Stock Fund.
            ---------------------------------------
      The investment objective of the Index 500 Stock Fund is to achieve investment results that approximate the performance of the S&P 500(R) Index. The Fund will attempt to meet this objective by investing in stocks included in the S&P 500(R) Index in proportion to their weightings in the Index. To track the Index as closely as possible, the Fund attempts to remain fully invested in stocks. To help stay fully invested, and to reduce transaction costs, the Fund may invest in stock futures and other derivatives. A portion of the Fund's assets may be invested in cash or high-quality, short-term debt securities.

      8.02. Objectives of the Select Bond Fund.
            -----------------------------------
      The investment objective of the Select Bond Fund is as high a level of income and capital appreciation as is consistent with preservation of shareholders' capital. Under normal circumstances, the Fund will invest at least 80% of its net assets in a diversified portfolio of investment-grade debt securities with maturities exceeding one year. Investment-grade securities are securities rated investment grade by a Nationally Recognized Statistical Rating Organization ("NRSRO") (i.e., BBB- or higher by Standard and Poor's or Baa3 or higher by Moody's), or, if unrated, determined by the Fund's advisor to be of comparable quality. The Fund will limit its investment in noninvestment-grade, high yield bonds to 20% or less of its net assets.

   The Fund may invest in all types of debt investments, including:

o  corporate debt securities, including convertible securities;

o government securities, including debt securities issued by state and local governments and their agencies, subdivisions, authorities and other government sponsored enterprises;

o  obligations of international agencies or supranational entities;

o pass-through securities (including mortgage- and asset-backed securities);

o  loan participations and assignments;

o  dollar roll transactions;

o indexed/structured securities (including hybrid securities, event linked bonds and trust certificates);

o money market instruments, such as commercial paper, time deposits, banker's acceptances, repurchase agreements and reverse repurchase agreements;

o derivative instruments, such as options, futures, forwards, swaps and other types of derivatives and exchange traded funds individually or in combination for hedging purposes (including to gain exposure to the securities markets pending investment of cash balances or to meet liquidity needs) or for non-hedging purposes such as seeking to enhance return;

o  zero coupon, pay-in-kind, step, strip or tender option bonds; and

o  Rule 144A securities.

The Fund also may invest up to 30% of its net assets in foreign securities consistent with its investment objective, including foreign securities denominated in a foreign currency and not publicly traded in the U.S. and U.S. currency denominated foreign securities.

      8.03. Objectives of the Asset Allocation Fund.
            ----------------------------------------
      The investment objective of the Asset Allocation Fund is to realize as high a level of total return as is consistent with reasonable investment risk. The Fund will seek to achieve its objective primarily through a flexible policy of allocating assets among equity securities, debt securities and cash or cash equivalents. Under normal market conditions, the Fund's net assets will be allocated according to a benchmark of 45-75% equities, 20-50% debt and 0-20% cash. Not more than 75% of the Fund's net assets may be invested in debt securities with maturities greater than one year. Up to 100% of the Fund's net assets may be invested in cash or money market instruments. There is no minimum percentage for any investment category.

      To take advantage of investment opportunities around the world, the Fund will normally invest 0-30% of its net assets in foreign securities (including both direct investments and depositary receipts) but will not invest more than 50% of its net assets in foreign securities.

      Debt securities purchased by the Fund will be primarily investment-grade debt obligations, although the Fund may invest up to 20% of its total assets in noninvestment-grade debt obligations.

      The cash portion of the Fund may include, but is not limited to, debt securities issued or guaranteed by the U.S. government or its agencies or instrumentalities, commercial paper, banker's acceptances, certificates of deposit and time deposits. The Fund may invest in obligations of domestic and foreign banks and their subsidiaries and branches.

      To a lesser degree, the Fund may invest in other types of securities and use other investment strategies. These may include indexed/structured securities, options, warrants, repurchase agreements, futures, forwards, swaps and other types of derivatives and exchange traded funds individually or in combination for hedging purposes (including to gain exposure to the stock market pending investment of cash balances or to meet liquidity needs) or for non-hedging purposes such as seeking to enhance total return. The Fund also may effect short sales (no more than 5% of the Fund's assets may be invested in "naked" short sales). The Fund may purchase securities on a "when-issued" or forward commitment basis.

      The Fund may invest in any of the securities in which the Large Cap Core Stock Fund, Growth Stock Fund, Aggressive Growth Stock Fund, International Equity Fund, High Yield Bond Fund or Select Bond Fund may invest.

      8.04. Objectives of the Aggressive Growth Stock Fund
            ----------------------------------------------
      The investment objective of the Aggressive Growth Stock Fund is long-term growth of capital. The Fund will seek to achieve this objective primarily by investing in the equity securities of companies selected for their growth potential. These companies, for the most part, are smaller and mid-sized companies and may also be newer companies. Under normal circumstances, the Fund will invest at least 80% of its net assets in stocks. Although the Fund's equity investments consist primarily of equity securities of U.S. issuers, the Fund may invest up to 20% of its net assets in the equity securities of issuers from countries outside the U.S., including issuers in countries with emerging markets or economies.

      The Fund may invest in preferred stocks and debt securities with conversion privileges or warrants. A portion of the Fund's assets may be invested in investment grade debt securities and short-term commercial paper and United States Treasury obligations or temporarily held uninvested for such periods as may appear to be prudent.

      8.05. Objectives of the International Equity Fund
            -------------------------------------------
      The investment objective of the International Equity Fund is long-term growth of capital. The Fund will seek to achieve this objective by investing primarily in equity securities of companies outside the U.S. The Fund will invest at least 65% of its assets in securities of issuers in a minimum of three countries outside the U.S. The Fund's investments in equity securities may include small, medium and large capitalization issuers. The International Equity Fund has an unlimited right to purchase securities in any foreign country, developed or undeveloped.

      Although the Fund will generally invest in common stocks, it may also invest in preferred stocks and certain debt securities such as convertible bonds which are rated in any category by Moody's Investors Service, Inc. or Standard & Poor's Corporation or which are unrated by any rating agency. A portion of the Fund's assets may be held in money market instruments. For temporary defensive purposes, the Fund may invest without limit in commercial paper, certificates of deposit, bank time deposits in the currency of any nation, bankers acceptances, U.S. Government securities, corporate debt obligations, and repurchase agreements with respect to these securities. The Fund may purchase and sell financial futures contracts, stock index futures contracts, and foreign currency futures.

      8.06.  Objectives of the High Yield Bond Fund
             --------------------------------------
      The investment objective of the High Yield Bond Fund is high current income and capital appreciation. The High Yield Bond Fund seeks to achieve its objective by investing primarily in a diversified selection of noninvestment-grade debt. Non-investment-grade debt securities are securities rated below investment-grade by a Nationally Recognized Statistical Rating Organization ("NRSRO") (i.e., BB+ or lower by Standard & Poor's or Ba1 or lower by Moody's), or if unrated, determined by the Fund's advisor to be of comparable quality.

   The Fund may invest in all types of debt investments, including:

o corporate debt securities, including convertible securities; o government securities, including debt securities issued by state and local governments and their agencies, subdivisions, authorities and other government sponsored enterprises;

o  obligations of international agencies or supranational entities;

o pass-through securities (including mortgage- and asset-backed securities);

o  loan participations and assignments;

o  dollar roll transactions;

o indexed/structured securities (including hybrid securities, event linked bonds and trust certificates);

o money market instruments, such as commercial paper, time deposits, banker's acceptances, repurchase agreements and reverse repurchase agreements;

o derivative instruments, such as options, futures, forwards, swaps and other types of derivatives and exchange traded funds individually or in combination for hedging purposes (including to gain exposure to the securities markets pending investment of cash balances or to meet liquidity needs) or for non-hedging purposes such as seeking to enhance return;

o  zero coupon, pay-in-kind, step, strip or tender option bonds; and

o  Rule 144A securities.

The High Yield Bond Fund may invest up to 30% of its net assets in foreign securities consistent with its investment objective. Such investments may be in U.S. currency denominated debt issues or in debt securities in the currency of other nations.

      The Fund may also invest in preferred stocks and convertible securities, including warrants or other equity securities issued as part of a fixed income offering. The Fund may also invest up to 5% of its assets in other equity securities.

      8.07.  Objectives of the Growth Stock Fund
             -----------------------------------
      The investment objective of the Growth Stock Fund is long-term growth of capital. A secondary objective is to seek current income. The Fund will seek to achieve this objective by investing primarily in the equity securities of companies selected for their growth potential. The Growth Stock Fund invests primarily in equity securities of well-established companies. The market capitalization of companies the Fund may invest in is not limited by size, but the Fund will generally invest in medium- and large-sized companies.

      The Growth Stock Fund may invest in any of the securities in which the Large Cap Core Stock Fund or the Aggressive Growth Stock Fund may invest, including, but not limited to, preferred stock, convertible bonds and short-term commercial paper.

      8.08. Objectives of the Large Cap Core Stock Fund
            -------------------------------------------
      The investment objective of the Large Cap Core Stock Fund is long-term growth of capital and income. The Fund seeks to achieve these objectives consistent with reasonable investment risk. Ordinarily, the Fund pursues its investment objectives by investing primarily in equity securities of large capitalization companies. The Fund will favor dividend-paying common stocks but may also invest in other equity securities, consisting of, among other things, nondividend-paying common stocks. During normal market conditions, the Fund will be as fully invested as practicable in equity securities.

      The Fund is not subject to any limit on the size of companies in which it may invest, but intends, under normal circumstances, to invest at least 80% of its net assets in large-sized companies. For this purpose, large capitalization equity investments are those whose market capitalizations are above the largest stock in the bottom quartile of the S&P 500(R)Index. However, the Fund will not sell a stock just because the company has fallen to a market capitalization below that of the largest stock in the bottom quartile of the S&P 500(R) Index and, on occasion, may purchase companies with a market capitalization below that of the largest stock in the bottom quartile of that Index.

      The Fund may invest in common stock as well as other equity securities, consisting of, among other things, preferred stock, and securities convertible into common stock, such as convertible preferred stock and convertible bonds, and warrants. The Fund may also invest in American Depository Receipts (ADRs). The Fund may also enter into firm commitment agreements, purchase securities on a "when-issued" basis, and invest in foreign securities if they are U.S. exchange-listed. The Fund may also invest in money market instruments, including U.S. Government securities, short term bank obligations that are rated in the highest two rating categories by Moody's Investors Service, Inc. or Standard & Poor's Corporation, or, if unrated, are determined to be of equal quality by the manager of the Fund, certificates of deposit, time deposits and banker's acceptances issued by U.S. and foreign banks and savings and loan institutions with assets of at least $500 million as of the end of their most recent fiscal year; and commercial paper and corporate obligations, including variable rate demand notes, that are issued by U.S. and foreign issuers and that are rated in the highest two rating categories by Moody's Investors Service, Inc. or Standard & Poor's Corporation, or if unrated, are determined to be of equal quality by the manager of the Fund. Convertible bonds and other fixed income securities (other than money market instruments) in which the Fund may invest shall, at the time of investment, be rated Baa or better by Moody's Investors Service, Inc. or BBB or better by Standard & Poor's Corporation or, if not so rated, shall be of comparable quality as determined by the manager of the Fund. In pursuing its investment objective, the Fund may also engage in the purchase and writing of put and call options on securities and stock indexes and may purchase or sell stock index futures contracts and options thereon.

      8.09. Objectives of the Municipal Bond Fund.
            --------------------------------------
      The investment objective of the Municipal Bond Fund is a high level of current income exempt from federal income taxes, consistent with preservation of capital. The Fund invests primarily in a diversified portfolio of investment-grade municipal obligations. Taxable debt securities are also permitted for investment. Taxable debt may exceed 20% at times for temporary defensive purposes, with no maximum percentage. At least 80% of the value of the Fund's net assets will be invested in (1) securities rated in the top four categories by a Nationally Recognized Statistical Rating Organization ("NRSRO"), such as Moody's or Standard & Poor's(R) Ratings Group ("S&P(R)"), or (2) commercial paper rated in the top two categories by a NRSRO; or (3) cash or cash equivalents. Up to 20% of the value of the Fund's net assets may be invested in lower-rated securities (below investment-grade). The Fund also may invest in securities which, while not rated, are determined by the advisor to be of comparable quality to those rated securities in which the Fund may invest.

      While the Fund has no security maturity restrictions, its average maturity will normally be ten years or longer.

      The Fund may invest up to 30% of the value of its net assets in alternative minimum tax ("AMT") bonds. AMT bonds are tax-exempt "private activity" bonds issued after August 7, 1986, whose proceeds are directed at least in part to a private, for-profit organization. The Fund may lend securities. The Fund may enter into interest rate futures contracts and other derivative instruments, such as options, futures, forwards and swaps, and exchange traded funds individually or in combination for hedging purposes (including to gain exposure to the securities markets pending investment of cash balances or to meet liquidity needs) or for non-hedging purposes such as seeking to enhance return.

      The Fund may also invest in any of the securities in which the Select Bond Fund may invest, including, but not limited to, corporate debt, preferred stock, mortgage-backed and asset-backed securities and government securities.

      8.10  Objectives of the Index 400 Stock Fund
            --------------------------------------
      The investment objective of the Index 400 Stock Fund is to achieve investment results that approximate the performance of the S&P MidCap 400 Index. The Fund will attempt to meet this objective by investing in stocks included in the S&P MidCap 400 Index in proportion to their weightings in the Index.

      The Fund will, to the extent feasible, remain fully invested and will normally hold at least 375 of the 400 issues that comprise the S&P MidCap 400 Index. The Fund will not buy stocks that are not in the S&P MidCap 400 Index and will seek to sell such stocks in an orderly manner in the event of changes in the Index or spin-offs.

      To track the Index as closely as possible, the Fund will attempt to remain fully invested in stocks. To help stay fully invested, and to reduce transaction costs, the Fund may invest in stock futures and option contracts, warrants, convertible securities and swap agreements. A portion of the Fund's assets may be invested in cash, high-quality, short-term debt securities and repurchase agreements.

      8.11  Objectives of the Small Cap Growth Stock Fund
            ---------------------------------------------
      The investment objective of the Small Cap Growth Stock Fund is to achieve long-term appreciation of capital. The Fund will seek to achieve this objective primarily by investing in the equity securities of companies selected for their growth potential.

      Under normal circumstances, the Fund will invest at least 80% of its net assets in small cap stocks. For this purpose, small cap is defined as stocks with market capitalizations of less than that of the largest stock in the Standard & Poor's Small Cap 600 Index. However, the Fund will not sell a stock just because the company has grown to a market capitalization of more than the largest company in the S&P's SmallCap 600 Index.

      Although the Fund's equity investments consist primarily of equity securities of U.S. issuers, the Fund may invest up to 20% of its net assets in the equity securities of issuers from countries outside the U.S., including issuers in countries with emerging markets or economies.

      The Fund may invest in preferred stocks and debt securities with conversion privileges or warrants. A portion of the Fund's assets may be invested in money market instruments, including U.S. Government and agency securities and commercial paper.